                                 Investor Contact: Colleen Mettler (314) 553-2197
                                 Media Contact: Casey Murphy (314) 982-6220

Emerson Reports Fourth Quarter and Full Year 2021 Results;
Provides Initial 2022 Outlook
•Strong orders demand continues with Trailing Three-Month Orders up 16%.
•Fourth quarter Net Sales were $4.9 billion up 9 percent from the year prior despite an estimated $175 million impact due to supply chain, logistics and labor constraints. Fourth quarter Underlying Sales were up 7 percent. Full year Net Sales of $18.2 billion were up 9 percent; Full year Underlying Sales were up 5%, both in-line with guidance.
•Fourth quarter GAAP EPS was $1.11, down 8 percent from the year prior; Adjusted EPS, which excludes restructuring and first year purchase accounting charges, was $1.21, up 10 percent. Full year GAAP EPS was $3.82, up 18 percent from the year prior; Adjusted EPS was $4.10, up 19 percent, ahead of GAAP EPS guidance of $3.79 +/-$0.01 and Adjusted EPS guidance of $4.07 +/- $0.01.
•Completed the 65th year of consecutive increased quarterly dividends per share. Declared increase of quarterly cash dividend to $0.515 per share of common stock payable December 10, 2021 to stockholders of record November 12, 2021.

ST. LOUIS, November 3, 2021 - Emerson (NYSE: EMR) today reported results for the fourth quarter and fiscal year ended September 30, 2021.
“A rigorous focus on culture, our portfolio and operational execution is critical to our continued success, and I am incredibly proud of the initiative from our global team in these key areas," said Emerson President and CEO Lal Karsanbhai. "Our team has been working hard to mitigate the near-term impact of supply chain challenges which have created obstacles across the essential industries we serve. We don't expect the global supply chain landscape to hinder our success around long-term value creation, and we continue to progress toward our cost reset targets.

“This past quarter, we took action on our vision of a reimagined Emerson. We are advancing our culture across the organization through employee initiatives and a renewed focus on integrating environmental, social and governance (ESG) priorities. We also took an exceptional step toward expanding our software portfolio by announcing the strategic transaction with AspenTech. This transaction will create an industrial software leader by creating synergies and a differentiated vehicle for software acquisitions. This opportunity to deepen our industrial software capability is a meaningful step in a portfolio evolution that will ultimately drive higher growth and value creation. I'm energized as we enter a new fiscal year, and I know our team is ready to perform.”
September Trailing Three-Month Underlying Orders were up 16 percent, as demand continues to be strong in key hybrid and discrete automation as well as residential markets. Late-cycle process automation and commercial markets continue to improve and orders activity is increasing related to customer sustainability initiatives, notably decarbonization programs.
Fourth quarter Net Sales were up 9 percent and Underlying Sales were up 7 percent, excluding favorable currency of 1 percent and an impact of 1 percent from acquisitions. Revenue fell into the lower end of our guidance due to an estimated $175 million impact from supply chain, logistics and labor constraints. North America continued its strong recovery in the fourth quarter despite supply chain challenges, with the Americas up 16 percent, while Europe was down 2 percent. Asia, Middle East & Africa was down 3 percent, with China up 10 percent. For the full year, Net Sales were up 9 percent and Underlying Sales were up 5 percent. The Americas were up 6 percent and Europe and Asia, Middle East & Africa were both up 5 percent, with China up 15 percent.
Fourth quarter Pretax Margin of 16.7 percent was down 10 basis points and Adjusted EBIT Margin, which excludes restructuring and first year purchase accounting charges, was 19.0 percent, down 30 basis points. Adjusted EBIT margin was unfavorably impacted by price-cost headwinds in Commercial & Residential Solutions and lower volume due to supply chain constraints across the enterprise, together worth 200 basis points. For the full year, Pretax Margin of 16.0 percent was up 210 basis points while Adjusted EBIT Margin for the year was 18.0 percent, up 130 basis points and both in line with guidance.
Earnings Per Share were $1.11 for the quarter, down 8 percent, and Adjusted Earnings Per Share, which excludes restructuring and first year purchase accounting charges, were $1.21, up 10 percent. Earnings Per Share for the year were $3.82, up 18 percent, and Adjusted Earnings Per Share were $4.10, up 19 percent. Earnings for the year exceeded guidance and included $0.59 of operational improvements over the prior year.
Operating Cash Flow was $3.6 billion for the full year, up 16 percent, in line with guidance. Free Cash Flow was $3.0 billion for the year, up 18 percent, also in line with guidance, resulting in Free Cash Flow conversion of 129 percent. Full year cash flow results reflected higher earnings due to volume, operational execution across the two business platforms and favorable trade working capital.

Business Platform Results
Automation Solutions September trailing three-month underlying orders were up 20 percent driven by robust improvement in the Americas. The order backlog decreased by $100 million compared to the prior quarter to $5.4 billion, and was up 16 percent versus the prior year.
Net Sales increased 6 percent in the quarter, with Underlying Sales up 3 percent. Results for the quarter reflected strong recovery in the Americas, ongoing strength across discrete and hybrid markets and continued improvement in longer-cycle process automation markets. Sales were unfavorably impacted by an estimated $125 million due to supply chain and logistics constraints in the quarter. Full year Net Sales were up 4 percent and Underlying Sales were flat versus prior year. Europe and Asia, Middle East & Africa saw low single-digit growth while the Americas were down slightly versus the prior year due to recovery timing. China was up mid teens.
Segment EBIT margin in the quarter was 18.7 percent, up 170 basis points. Adjusted Segment EBIT margin in the quarter, which excludes restructuring and related costs, increased 170 basis points to 20.4 percent driven by savings from cost actions and volume leverage. Total restructuring and related actions in the quarter totaled $52 million. Full year Segment EBIT margin was 16.8 percent up 320 basis points. Full year Adjusted Segment EBIT margin of 18.1 percent was up 230 basis points.
Commercial & Residential Solutions September trailing three-month underlying orders were up 9 percent driven by strong growth in all world areas and business groups. Backlog ended the quarter at $1.1 billion, flat compared to the prior quarter.
Net Sales increased 14 percent in the quarter and Underlying Sales were up 13 percent, with all business groups and geographies showing strong underlying growth driven by continued residential demand in the Americas, heat pump and professional tools demand in Europe and cold chain and heating technologies demand in Asia, Middle East & Africa. Full year Net Sales were up 18 percent and Underlying Sales were up 16 percent. Sales in the Americas, Europe and Asia, Middle East & Africa saw growth in the mid teens for the full year. China was up mid teens as well.
Fourth quarter Segment EBIT margin declined 260 basis points to 18.1 percent. Fourth quarter Adjusted Segment EBIT margin, which excludes restructuring and related costs, declined 340 basis points to 18.7 percent mainly due to price-cost headwinds, partially offset by leverage and cost reduction actions. Total restructuring and related actions in the quarter were $11 million. Full year Segment EBIT margin increased 70 basis points to 20.5 percent and full year Adjusted Segment EBIT margin increased 20 basis points to 20.9 percent.

2022 Outlook
We expect that 2022 will be characterized by strong underlying demand. Strength in discrete and hybrid automation markets, further recovery in process markets and expanding opportunities in sustainability projects is expected to drive Automation Solutions full year net sales and underlying sales growth to mid-to-high single digits. For Commercial & Residential Solutions, residential demand is expected to moderate while the commercial and industrial environment is expected to further improve, driving net sales and underlying sales growth to mid-to-high single digits. We also expect operational challenges to continue through the first half of the year. Price-cost will turn to a tailwind during the second half and is expected to be approximately $100 million favorable for the year.
Starting in fiscal 2022, Emerson will revise Adjusted EBIT and Adjusted EPS to exclude intangibles amortization expense in addition to previously excluded restructuring expense and first year purchase accounting related items. The revised metric for Adjusted EBIT will be referred to as Adjusted EBITA. Adjusted EPS guidance in the tables below is presented using the new definition.
Under the new definitions, fiscal 2021 Adjusted EBITA margin was 19.8 percent and Adjusted EPS was $4.51. For the first quarter 2021, Adjusted EBITA margin was 18.2 percent and Adjusted EPS was $0.93.
The following table summarizes the fiscal year 2022 and first quarter 2022 guidance framework and does not include the impact of the AspenTech transaction, which is expected to close in fiscal 2022.

2022 Guidance
Net Sales Growth	5% to 7%	Operating Cash Flow	~$3.8B
Automation Solutions	5% to 7%	Capital Spend	~$650M
Commercial & Residential Solutions	6% to 9%	Free Cash Flow	~$3.1B
		Dividend	~$1.2B
Underlying Sales Growth	6% to 8%	Share Repurchase	$250M to $500M
Automation Solutions	6% to 8%
Commercial & Residential Solutions	6% to 9%	Tax Rate	~22%
		Restructuring Actions	~$150M
GAAP EPS	$4.21 to $4.36	Price-Cost	~$100M
Adjusted EPS	$4.82 to $4.97

Quarter 1, 2022 Guidance
Net Sales Growth	7% to 9%
Automation Solutions	6% to 8%
Commercial & Residential Solutions	9% to 12%

Underlying Sales Growth	7% to 9%
Automation Solutions	6% to 8%
Commercial & Residential Solutions	9% to 12%

GAAP EPS	$0.85 to $0.89
Adjusted EPS	$0.98 to $1.02

Upcoming Investor Events
Today, beginning at 8:00 a.m. Central Time / 9:00 a.m. Eastern Time, Emerson management will discuss the fourth quarter and fiscal year end results during an investor conference call. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will be available for 90 days. Conference call slides will be posted in advance of the call on the company website.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the Company's ability to successfully complete on the terms and conditions contemplated, and the financial impact of, the proposed AspenTech transaction, the scope, duration and ultimate impact of the COVID-19 pandemic as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. The outlook contained herein represents the Company's expectations for its consolidated results, excluding the expected AspenTech transaction.
(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended Sept 30		Percent
	2020	2021	Change

Net sales	$4,558	$4,947	9%
Costs and expenses:
Cost of sales	2,676	2,951
SG&A expenses	946	1,054
Other deductions, net	131	75
Interest expense, net	40	39
Earnings before income taxes	765	828	8%
Income taxes	35	154
Net earnings	730	674
Less: Noncontrolling interests in earnings of subsidiaries	7	4
Net earnings common stockholders	$723	$670	(7)%

Diluted avg. shares outstanding	601.1	600.5

Diluted earnings per share common share	$1.20	$1.11	(8)%

	Quarter Ended Sept 30
	2020	2021
Other deductions, net
Amortization of intangibles	$61	$77
Restructuring costs	68	39
Other	2	(41)
Total	$131	$75

			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Year Ended Sept 30		Percent
	2020	2021	Change

Net sales	$16,785	$18,236	9%
Costs and expenses:
Cost of sales	9,776	10,673
SG&A expenses	3,986	4,179
Other deductions, net	532	318
Interest expense, net	156	154
Earnings before income taxes	2,335	2,912	25%
Income taxes	345	585
Net earnings	1,990	2,327
Less: Noncontrolling interests in earnings of subsidiaries	25	24
Net earnings common stockholders	$1,965	$2,303	17%

Diluted avg. shares outstanding	606.6	601.8

Diluted earnings per share common share	$3.24	$3.82	18%

	Year Ended Sept 30
	2020	2021
Other deductions, net
Amortization of intangibles	$239	$300
Restructuring costs	284	150
Other	9	(132)
Total	$532	$318

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Years Ended Sept 30
	2020	2021
Assets
Cash and equivalents	$3,315	$2,354
Receivables, net	2,802	2,971
Inventories	1,928	2,050
Other current assets	761	1,057
Total current assets	8,806	8,432
Property, plant & equipment, net	3,688	3,738
Goodwill	6,734	7,723
Other intangible assets	2,468	2,877
Other	1,186	1,945
Total assets	$22,882	$24,715

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$1,160	$872
Accounts payable	1,715	2,108
Accrued expenses	2,910	3,266
Total current liabilities	5,785	6,246
Long-term debt	6,326	5,793
Other liabilities	2,324	2,753
Total equity	8,447	9,923
Total liabilities and equity	$22,882	$24,715

		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended Sept 30
	2020	2021
Operating activities
Net earnings	$1,990	$2,327
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	854	969
Stock compensation	110	224
Pension expense	67	28
Pension funding	(66)	(41)
Changes in operating working capital	148	203
Other, net	(20)	(135)
Cash provided by operating activities	3,083	3,575

Investing activities
Capital expenditures	(538)	(581)
Purchases of businesses, net of cash and equivalents acquired	(126)	(1,611)
Divestitures of businesses	—	34
Other, net	(76)	38
Cash used in investing activities	(740)	(2,120)

Financing activities
Net increase in short-term borrowings	(90)	(504)
Proceeds from short-term borrowings greater than three months	1,043	71
Payments of short-term borrowings greater than three months	(1,043)	(71)
Proceeds from long-term debt	2,233	—
Payments of long-term debt	(503)	(308)
Dividends paid	(1,209)	(1,210)
Purchases of common stock	(942)	(500)
Other, net	2	100
Cash used in financing activities	(509)	(2,422)

Effect of exchange rate changes on cash and equivalents	(13)	6
Increase (Decrease) in cash and equivalents	1,821	(961)
Beginning cash and equivalents	1,494	3,315
Ending cash and equivalents	$3,315	$2,354

		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Sept 30
	2020	2021
Sales
Measurement & Analytical Instrumentation	$828	$860
Valves, Actuators & Regulators	980	961
Industrial Solutions	542	610
Systems & Software	655	747
Automation Solutions	3,005	3,178

Climate Technologies	1,111	1,289
Tools & Home Products	444	486
Commercial & Residential Solutions	1,555	1,775

Eliminations	(2)	(6)
Net sales	$4,558	$4,947

Earnings
Automation Solutions	$511	$595

Climate Technologies	238	234
Tools & Home Products	84	88
Commercial & Residential Solutions	322	322

Stock compensation	(41)	(33)
Unallocated pension and postretirement costs	16	23
Corporate and other	(3)	(40)
Interest expense, net	(40)	(39)
Earnings before income taxes	$765	$828

	Table 5 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended Sept 30
	2020	2021
Restructuring costs
Automation Solutions	$50	$29

Climate Technologies	9	7
Tools & Home Products	9	3
Commercial & Residential Solutions	18	10

Corporate	—	—
Total	$68	$39
The table above does not include $5 and $27 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses for the three months ended September 30, 2020 and 2021, respectively.

Depreciation and Amortization
Automation Solutions	$143	$168

Climate Technologies	51	47
Tools & Home Products	19	17
Commercial & Residential Solutions	70	64

Corporate and other	10	17
Total	$223	$249

		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended Sept 30
	2020	2021
Sales
Measurement & Analytical Instrumentation	$3,108	$3,071
Valves, Actuators & Regulators	3,589	3,483
Industrial Solutions	2,012	2,266
Systems & Software	2,446	2,790
Automation Solutions	11,155	11,610

Climate Technologies	3,980	4,748
Tools & Home Products	1,663	1,905
Commercial & Residential Solutions	5,643	6,653

Eliminations	(13)	(27)
Net sales	$16,785	$18,236

Earnings
Automation Solutions	$1,523	$1,948

Climate Technologies	801	965
Tools & Home Products	317	399
Commercial & Residential Solutions	1,118	1,364

Stock compensation	(110)	(224)
Unallocated pension and postretirement costs	53	94
Corporate and other	(93)	(116)
Interest expense, net	(156)	(154)
Earnings before income taxes	$2,335	$2,912

	Table 6 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended Sept 30
	2020	2021
Restructuring costs
Automation Solutions	$232	$123

Climate Technologies	23	15
Tools & Home Products	21	7
Commercial & Residential Solutions	44	22

Corporate	8	5
Total	$284	$150
The table above does not include $20 and $38 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses for the twelve months ended September 30, 2020 and 2021, respectively.

Depreciation and Amortization	$557	$632
Automation Solutions

Climate Technologies	184	191
Tools & Home Products	77	76
Commercial & Residential Solutions	261	267

Corporate and other	36	70
Total	$854	$969

Table 7
EMERSON AND SUBSIDIARIES
ADJUSTED EBITA & EPS
(DOLLARS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

As discussed herein, starting in fiscal 2022, Emerson will revise Adjusted EBIT and Adjusted EPS to exclude intangibles amortization expense, in addition to previously excluded restructuring expense and first year purchase accounting related items. To facilitate investor understanding and comparison, the Company is providing historical Adjusted EBITA and Adjusted EPS on this new basis.

	2021
	Q1	Q2	Q3	Q4	FY

Pretax earnings (GAAP)	$563	737	784	828	2,912
Interest expense, net	40	38	37	39	154
Earnings before interest and taxes*	$603	775	821	867	3,066
Restructuring	69	21	32	66	188
Gain on acquisition of full ownership of equity investment	(17)	—	—	—	(17)
OSI purchase accounting items	21	10	10	9	50
Prior adjusted earnings before interest and taxes*	$676	806	863	942	3,287
Amortization of intangibles	81	82	79	85	327
Adjusted EBITA*	$757	888	942	1,027	3,614

	2020
	Q1	Q2	Q3	Q4	FY

Pretax earnings (GAAP)	$423	689	458	765	2,335
Interest expense, net	35	36	45	40	156
Earnings before interest and taxes*	$458	725	503	805	2,491
Restructuring and advisory fees	110	40	94	73	317
Prior adjusted earnings before interest and taxes*	$568	765	597	878	2,808
Amortization of intangibles	63	63	65	65	256
Adjusted EBITA*	$631	828	662	943	3,064

				Table 7 (cont.)
EMERSON AND SUBSIDIARIES
ADJUSTED EBITA & EPS
(DOLLARS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	2021
	Q1	Q2	Q3	Q4	FY

GAAP earnings per share	$0.74	0.93	1.04	1.11	3.82
Restructuring and advisory fees	0.09	0.03	0.04	0.08	0.24
Gain on acquisition of full ownership of equity investment	(0.03)	—	—	—	(0.03)
OSI purchase accounting items	0.03	0.01	0.01	0.02	0.07
Prior adjusted earnings per share	$0.83	0.97	1.09	1.21	4.10
Amortization of intangibles	0.10	0.10	0.10	0.11	0.41
Adjusted earnings per share*	$0.93	1.07	1.19	1.32	4.51

	2020
	Q1	Q2	Q3	Q4	FY

GAAP earnings per share	$0.53	0.84	0.67	1.20	3.24
Restructuring and advisory fees	0.14	0.05	0.13	0.10	0.42
Discrete tax items	—	—	—	(0.20)	(0.20)
Prior adjusted earnings per share	$0.67	0.89	0.80	1.10	3.46
Amortization of intangibles	0.08	0.08	0.08	0.08	0.32
Adjusted earnings per share*	$0.75	0.97	0.88	1.18	3.78

Reconciliations of Non-GAAP Financial Measures & Other				Table 8

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

Q4 2021 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	6%	14%	9%
(Favorable) / Unfavorable FX	(1)%	(1)%	(1)%
Acquisitions / Divestitures	(2)%	- %	(1)%
Underlying*	3%	13%	7%

2021 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	4%	18%	9%
(Favorable) / Unfavorable FX	(2)%	(2)%	(3)%
Acquisitions / Divestitures	(2)%	- %	(1)%
Underlying*	- %	16%	5%

FY 2022E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	5% - 7%	6% - 9%	5% - 7%
(Favorable) / Unfavorable FX	1%	- %	1%
Acquisitions / Divestitures	- %	- %	- %
Underlying*	6% - 8%	6% - 9%	6% - 8%

Q1 2022E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	6% - 8%	9% - 12%	7% - 9%
(Favorable) / Unfavorable FX	- %	- %	- %
Acquisitions / Divestitures	- %	- %	- %
Underlying*	6% - 8%	9% - 12%	7% - 9%

Q4 Earnings Per Share	Q4 FY20	Q4 FY21	Change
Earnings per share (GAAP)	$1.20	$1.11	(8)%
Restructuring and related charges	0.10	0.08	(2)%
Certain tax benefits	(0.20)	—	18%
OSI purchase accounting items	—	0.02	2%
Adjusted earnings per share*	$1.10	$1.21	10%

Earnings Per Share	FY20	FY21	Change	Q1 FY21
Earnings per share (GAAP)	$3.24	$3.82	18%	$0.74
Restructuring and related charges	0.42	0.24	(7)%	0.09
Certain tax benefits	(0.20)	—	7%	—
OSI purchase accounting and fees	—	0.07	2%	0.03
Gain on acquisition of full ownership of equity investment	—	(0.03)	(1)%	(0.03)
Adjusted earnings per share*	$3.46	4.10	19%	0.83
Amortization of intangibles		0.41		0.10
Adjusted earnings per share*		$4.51		$0.93

Earnings Per Share	FY2021E Aug. Guidance	FY2022E	Q1 FY2022E
Earnings per share (GAAP)	$3.78 - $3.80	$4.21 - $4.36	$0.85 - $0.89
Restructuring	0.24	0.19	0.03
OSI purchase accounting items & fees	0.07	—	—
Gain on acquisition of full ownership of equity investment	(0.03)	—	—
Amortization of intangibles	—	0.42	0.10
Adjusted earnings per share*	$4.06 - $4.08	$4.82 - $4.97	$0.98 - $1.02

Q4 EBIT Margin	Q4 FY20	Q4 FY21	Change
Pretax margin (GAAP)	16.8%	16.7%	(10) bps
Interest expense, net	0.9%	0.8%	(10) bps
EBIT margin*	17.7%	17.5%	(20) bps
Restructuring	1.6%	1.2%	(40) bps
OSI purchase accounting items	- %	0.3%	30 bps
Adjusted EBIT margin*	19.3%	19.0%	(30) bps

EBIT Margin	FY20	FY21	Change	Q1 FY21
Pretax margin (GAAP)	13.9%	16.0%	210 bps	13.5%
Interest expense, net	0.9%	0.8%	(10) bps	1.0%
Earnings before interest and taxes margin*	14.8%	16.8%	200 bps	14.5%
Restructuring	1.9%	1.0%	(90) bps	1.7%
OSI purchase accounting items	- %	0.3%	30 bps	0.5%
Gain on acquisition of full ownership of equity investment	- %	(0.1) %	(10) bps	(0.4)%
Adjusted earnings before interest and taxes margin*	16.7%	18.0%	130 bps	16.3%
Amortization of intangibles		1.8%		1.9%
Adjusted EBITA margin*		19.8%		18.2%

Q4 Automation Solutions Segment EBIT Margin	Q4 FY20	Q4 FY21	Change
Automation Solutions Segment EBIT margin (GAAP)	17.0%	18.7%	170 bps
Restructuring and related charges impact	1.7%	1.7%	- bps
Automation Solutions Adjusted Segment EBIT margin*	18.7%	20.4%	170 bps

Q4 Commercial & Residential EBIT Margin	Q4 FY20	Q4 FY21	Change
Commercial & Residential EBIT margin (GAAP)	20.7%	18.1%	(260) bps
Restructuring and related charges impact	1.4%	0.6%	(80) bps
Commercial & Residential Adjusted Segment EBIT margin*	22.1%	18.7%	(340) bps

Automation Solutions Segment EBIT Margin	FY20	FY21	Change
Automation Solutions Segment EBIT margin (GAAP)	13.6%	16.8%	320 bps
Restructuring and related charges impact	2.2%	1.3%	(90) bps
Automation Solutions Adjusted Segment EBIT margin*	15.8%	18.1%	230 bps

Commercial & Residential EBIT Margin	FY20	FY21	Change
Commercial & Residential EBIT margin (GAAP)	19.8%	20.5%	70 bps
Restructuring and related charges impact	0.9%	0.4%	(50) bps
Commercial & Residential Adjusted Segment EBIT margin*	20.7%	20.9%	20 bps

Year-To-Date Cash Flow	FY20	FY21	% Change	FY2022E
Operating cash flow (GAAP)	$3,083	$3,575	16%	~$ 3.8B
Capital expenditures	(538)	(581)	2%	(0.650)
Free cash flow*	$2,545	$2,994	18%	~$ 3.1B

Net Earnings to Cash Flow Conversion	FY21
Operating cash flow conversion (GAAP)	154%
Capital expenditures	(25)%
Free cash flow to conversion*	129%

Note 1: Underlying sales exclude the impact of acquisitions, divestitures and currency translation.
Note 2: All fiscal year 2022E figures are approximate, except where range is given.